                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the  incorporation  by  reference  in Amendment 2 to the
Registration  Statement on Form S-3 of our audit report dated  February 14, 2003 relating to the 2002 consolidated  financial statements of Empire Resorts,  Inc.
(formerly Alpha Hospitality  Corporation)  which appears in the Company's annual report on Form 10-KSB for the year ended  December 31,  2002,  as filed with the
Securities and Exchange Commission on February 19, 2003, and to the reference to our firm under the caption "Experts" in this registration statement.

                                                 /s/ Friedman Alpren & Green LLP
                                                 -------------------------------
                                                     Friedman Alpren & Green LLP

New York, New York
December 19, 2003